As filed with the Securities and Exchange Commission on February 26, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NMI HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-4914248
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2100 Powell Street
Emeryville, CA 94608
(855) 530-6642
(Address, Including Zip Code, and Telephone Number, Including Area Code, of registrant’s principal executive offices)

William J. Leatherberry
Executive Vice President, General Counsel and Corporate Secretary
2100 Powell Street
Emeryville, CA 94608
(855) 530-6642
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:
David E. Shapiro, Esq.
Raaj S. Narayan, Esq.
Wachtell, Lipton, Rosen & Katz
New York, NY 10019
(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share(4)
Preferred Stock, par value $0.01 per share
Depositary Shares(5)
Warrants to Purchase Shares of Common Stock, Shares of Preferred Stock or other Securities
Rights to Purchase Shares of Common Stock, Shares of Preferred Stock or other Securities
Stock Purchase Contracts
Units

(1)	The offered securities may be sold separately, together or as units with other offered securities.
(2)	Includes such indeterminate number or amount of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants, Rights, Stock Purchase Contracts and Units of the Registrant as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.
(4)	Also includes such presently indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any Preferred Stock, Warrants, Stock Purchase Contracts or Rights that provide for conversion or exchange into Common Stock. Prior to the occurrence of certain events, such conversion or exchange rights will not be exercisable or evidenced separately from the Common Stock.
(5)	To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.

PROSPECTUS

NMI HOLDINGS, INC.

Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Stock Purchase Contracts
Units

NMI Holdings, Inc., from time to time, may offer, issue and sell, together or separately, (i) shares of common stock; (ii) shares of preferred stock; (iii) depositary shares; (iv) warrants to purchase common stock, preferred stock or other securities; (v) rights to purchase common stock, preferred stock or other securities; (vi) stock purchase contracts; and (vii) units consisting of two or more classes of the securities registered hereunder. In addition, certain selling securityholders may offer and sell shares of our common stock or warrants, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of our common stock or warrants by the selling securityholders.

This prospectus contains a general description of the securities we or the selling securityholders may offer. Each time we or any of the selling securityholders offer securities pursuant to this prospectus we or such selling securityholders will provide a prospectus supplement containing specific information about the terms of the offering and, if applicable, the selling securityholders, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

Our common stock is listed on The Nasdaq Global Market (the “Nasdaq”) under the symbol “NMIH.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold by us or the selling securityholders directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 20 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts between or among us, any selling stockholders and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the Risk Factors beginning on page 5, in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2018.

i

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “NMIH,” the “Company,” “we,” “us,” and “our” to refer to either NMI Holdings, Inc. or to NMI Holdings, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings and the selling securityholders to be named in a prospectus supplement may sell shares of our common stock or warrants from time to time in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or any of the selling securityholders offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of the offering and, if applicable, the selling securityholders, which prospectus supplement also may add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 20 of this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you decide whether to invest in any of the securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. Neither we nor any selling securityholder have authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders are not making an offer to sell securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We and the selling securityholders are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

NMI HOLDINGS, INC.

NMI Holdings, Inc. provides private mortgage insurance (“mortgage insurance” or “MI”) through our wholly owned insurance subsidiaries, National Mortgage Insurance Corporation (“NMIC”) and National Mortgage Reinsurance Inc One (“Re One”). NMIC and Re One are domiciled in Wisconsin and principally regulated by the Wisconsin Office of the Commissioner of Insurance. NMIC is our primary insurance subsidiary, and is approved as an MI provider by Fannie Mae and Freddie Mac (the “GSEs”) and is licensed to write coverage in all 50 states and the District of Columbia (“D.C.”). Re One provides reinsurance to NMIC on insured loans with coverage levels in excess of 25%, after giving effect to third-party reinsurance. Our subsidiary, NMI Services, Inc., provides outsourced loan review services to mortgage loan originators. NMI Holdings, Inc. acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own.

MI protects lenders and investors from default-related losses on a portion of the unpaid principal balance of a covered mortgage. MI plays a critical role in the U.S. housing market by mitigating mortgage credit risk and facilitating the secondary market sale of high loan-to-value (“LTV”) (i.e. above 80%) residential loans to the GSEs, who are otherwise restricted by their charters from purchasing or guaranteeing high-LTV mortgages that are not covered by certain credit protections. Such credit protection and secondary market sales allow lenders to increase their capacity for mortgage commitments and expand financing access to existing and prospective homeowners.

NMIH, a Delaware corporation, was incorporated in May 2011, and we began start-up operations in 2012 and wrote our first MI policy in 2013. Since formation, we have sought to establish customer relationships with a broad group of mortgage lenders and build a diversified, high-quality insured portfolio. As of December 31, 2017, we had master policies with 1,267 customers, including national and regional mortgage banks, money center banks, credit unions, community banks, builder-owned mortgage lenders, internet-sourced lenders and other non-bank lenders. As of December 31, 2017, we had $51.7 billion of total insurance-in-force (“IIF”), including primary IIF of $48.5 billion, and $11.9 billion of gross risk-in-force (“RIF”), including primary RIF of $11.8 billion. For the year ended December 31, 2017, we generated new insurance written of $21.6 billion. As of December 31, 2017, we had 299 full-time employees.

Our principal executive offices are located at 2100 Powell Street, Emeryville, California 94608, and our telephone number is (855) 530-6642. Our website is located at www.nationalmi.com. The information contained on our website is not part of this prospectus or any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This prospectus, including the information incorporated by reference into this prospectus, contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “potential,” “should,” “will,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. All forward looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that may be included elsewhere in this prospectus. Further, any forward looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We have based these forward looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, operating results, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to:

•	changes in the business practices of the GSEs, including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement;
•	our ability to remain an eligible mortgage insurer under current or future versions of the PMIERs and other requirements imposed by the GSEs, which they may change at any time;
•	retention of our existing certificates of authority in each state and D.C. and our ability to remain a mortgage insurer in good standing in each state and D.C.;
•	our future profitability, liquidity and capital resources;
•	actions of existing competitors, including other private mortgage insurers and governmental mortgage insurers like the Federal Housing Administration and the Veterans Administration, and potential market entry by new competitors or consolidation of existing competitors;
•	developments in the world’s financial, capital and reinsurance markets and our access to such markets;
•	adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators;
•	changes to the GSEs’ role in the secondary mortgage market driven by legislative or regulatory action or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular;
•	potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries;
•	changes in general economic, market and political conditions and policies, interest rates, inflation or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance;
•	our ability to successfully execute and implement our capital plans, including our ability to access the reinsurance market and to enter into, and receive approval for, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators;
•	our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry;

•	our ability to attract and retain a diverse customer base, including the largest mortgage originators;
•	failure of our pricing risk management or investment strategies;
•	emergence of unexpected claims and coverage issues, including claims exceeding our reserves or amounts we had expected to experience;
•	potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages;
•	the inability of our counterparties, including third party reinsurers, to meet their obligations to us;
•	our ability to utilize our net operating loss carryforwards, which could be limited or eliminated in various ways, including if we experience an ownership change as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”);
•	failure to maintain, improve and continue to develop necessary information technology systems or the failure of our technology providers to perform as expected; and
•	our ability to recruit, train and retain key personnel.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks described in Part I, Item 1A, “Risk Factors”, Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017, and in subsequent reports and registration statements filed from time to time with the SEC.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments. We will not receive any proceeds from the sale of shares of our common stock or warrants by the selling securityholders.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus is a part is used by any selling securityholder for the resale of any shares of our common stock or warrants registered thereunder, information about such selling securityholder will be set forth in a prospectus supplement, or in one or more documents incorporated by reference into this prospectus or the applicable prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to combined fixed charges and preferred stock dividends from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay dividends on any outstanding preferred stock.

	Fiscal Years Ended December 31,
	2017	2016	2015(2)		2014(3)	2013(3)
Ratio of earnings to combined fixed charges and preferred stock dividends (unaudited)(1)	4.90x	1.77x	(12.51	)x	N/A	N/A

(1)	We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.
(2)	Total earnings were insufficient to cover fixed charges by $27.8 million in 2015.
(3)	We had no fixed charges in 2014 and 2013 and total losses of $51.3 million and $55.2 million in 2014 and 2013, respectively.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;
•	preferred stock, which may be represented by depositary shares as described below;
•	warrants to purchase from us shares of our common stock, preferred stock or other securities;
•	rights to purchase from us shares of our common stock, preferred stock or other securities;
•	stock purchase contracts; and
•	units, each representing a combination of two or more of the foregoing securities.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and by-laws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our certificate of incorporation authorizes us to issue 250,000,000 shares of Class A common stock, $0.01 par value per share (which we refer to herein as our “Class A common stock” or our “common stock”), 250,000 shares of Class B non-voting common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 per share.

In 2012, we sold all 250,000 authorized shares of our Class B non-voting common stock to Messrs. Shuster and another of our founders for nominal consideration. Since that time, each share of Class B non-voting common stock issued and outstanding was automatically converted into, and became entitled to the rights set forth herein, or that otherwise may exist at law, associated with, one fully paid and non-assessable share of Class A common stock without any action by the holder or by us. Pursuant to our amended and restated certificate of incorporation, the shares of Class B non-voting common stock that have been converted have been retired and may not be reissued.

As of February 21, 2018, 60,627,736 shares of our common stock were outstanding, no shares of Class B non-voting common stock were outstanding, and no shares of preferred stock were outstanding.

Description of Common Stock

Voting Power. Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. Except as otherwise provided by law, our amended and restated certificate of incorporation or our amended and restated by-laws or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present a plurality of the votes cast shall be sufficient to elect each director.

Dividends. Holders of common shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless all shares of common stock at the time outstanding are treated equally and identically.

Liquidation. If we liquidate, dissolve or wind up, (i) the rights of the holders of any outstanding shares of preferred stock will first be satisfied; and (ii) thereafter, the holders of our common stock will be entitled to receive all of our remaining assets of whatever kind available for distributions to such holders.

Preemptive or Other Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Description of Preferred Stock

General. The preferred stock authorized under our amended and restated certificate of incorporation may be issued from time to time in one or more series. Our board of directors has the full authority permitted by law to establish, without further stockholder approval, one or more series and the number of shares constituting each such series and to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series or any of them, and subject to the limitation on the total number of shares of preferred stock which we have authority to issue under our amended and restated certificate of incorporation, to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease will resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Subject to applicable law and our amended and restated certificate of incorporation and by-laws, we may amend from time to time our amended and restated certificate of incorporation and by-laws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and liquidation preference per share and the number of shares offered;
•	the price at which shares of the series will be sold;
•	the form of dividend and dividend rate, if any, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;
•	any redemption or sinking fund provisions;
•	any conversion provisions; and
•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with all other outstanding preferred stock, if any. The following is a discussion of terms we expect to be generally applicable to the preferred stock that we may issue from time to time. The particular terms relating to a series of preferred stock that we offer pursuant to this prospectus, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such series of preferred stock.

Voting Rights. If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.

The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our amended and restated certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.

Dividend Rights. Holders of the preferred stock of a particular series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series. The rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on the record dates and dividend dates fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any subsequent period.

If the prospectus supplement relating to a series of preferred stock so provides, when dividends are not paid in full upon any series of preferred stock and any other preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other preferred stock bear to each other. Unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods, on all outstanding shares of any series of preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to such preferred stock (including other series of preferred stock ranking junior to such series of preferred stock) as to dividends. If the prospectus supplement relating to a series of preferred stock so provides, no common stock or any other stock (including other series of preferred stock) ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, while such preferred stock remains outstanding, except by conversion into or exchange for our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Liquidation and Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation (including other series of preferred stock ranking junior to such series of preferred stock upon liquidation), liquidating distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption. A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon the terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

Conversion or Exchange Rights. The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, and may include: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and/or preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Certain Anti-Takeover Provisions

Special Meetings of Stockholders. Our amended and restated by-laws generally provide that special meetings of our stockholders may be called only by the Chairman of the board, the president or by resolution of our board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting. At any special meeting of our stockholders, only such business will be conducted as has been specified in the notice of meeting given by or at the direction of our board of directors or otherwise properly brought before the special meeting by or at the direction of our board of directors.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulative voting in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated by-laws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices, in the case of an annual meeting, no fewer than 90 days nor more than 120 days prior to the anniversary date of our annual meeting in the preceding year, subject to changes if the annual meeting date is advanced more than 30 days before or delayed more than 60 days after the anniversary date of the preceding year’s annual meeting, or, in the case of a special meeting, no fewer than 90 days nor more than 120 days prior to the special meeting, subject to changes if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting. Our amended and restated by-laws also specify certain requirements as to the form and content of a stockholder’s notice, including the stockholder’s ownership of the Company, synthetic equity transactions engaged in by the stockholder related to the Company, any proxies or voting agreements pursuant to which such stockholder has a right to vote shares of the Company, any stock borrowing agreements entered into by the stockholder related to the Company, any performance related fees the stockholder is entitled to based upon changes in the value of the stock of the Company and any other information that would be required to be made in connection with a solicitation of proxies by such stockholder pursuant to Section 14(a) of the Exchange Act. Our amended and restated by-laws also provide that such stockholder must provide information concerning each item of business proposed by the stockholder and individuals nominated for election as a director, as applicable. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.

By-law Amendments. Our amended and restated by-laws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of our common stock. Additionally, our amended and restated by-laws may be amended, altered or repealed by our board of directors by a majority vote.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock (other than shares of Class B non-voting common stock that have been converted to shares of Class A common stock) are available for future issuances without stockholder approval, subject to applicable stock exchange rules, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a “business combination” (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless: (a) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers of such corporation and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

or (c) on or subsequent to such time, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person or persons acting in concert interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity (or persons acting in concert) may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases or controls 10% or more of our outstanding common stock or the outstanding common stock of such insurance company, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock – Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock.

Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;
•	there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or
•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK,
PREFERRED STOCK OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, depositary shares or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;
•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;
•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such securities issued with each such underlying warrant;
•	if applicable, the date on and after which the warrants and other securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of certain material United States federal income tax considerations;
•	the procedures and conditions relating to the exercise of the warrants; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, which may include the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK,
PREFERRED STOCK OR OTHER SECURITIES

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase our common stock, preferred stock, depositary shares or other securities. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the rights;
•	the aggregate number of rights issued;
•	the date of determining the stockholders entitled to the rights distribution;
•	the rights agent;
•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;
•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued with each such underlying right;
•	the price or prices at which the rights may be exercised to purchase the securities underlying them;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;
•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;
•	the procedure and conditions related to the exercise of the rights;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	if applicable, a discussion of certain material United States federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of common stock, preferred stock, depositary shares or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, which may include the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts and the related offering in respect of which this prospectus is being delivered. Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares, or they may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock or depositary shares pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, warrants, rights, stock purchase contracts or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;
•	the terms of any unit agreement governing the units;
•	if applicable, a discussion of certain material United States federal income tax considerations; and
•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We or any selling securityholder may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;
•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	to one or more underwriters acting alone for resale to investors or to the public; and
•	through a combination of any such methods of sale.

If we or any of the selling securityholders sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us or the selling securityholder, as applicable, and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Any of the prices may represent a discount from the then-prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling securityholders, as applicable, in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and/or the selling securityholders, as applicable, and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;
•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us and/or the selling securityholders, as applicable, by each such underwriter or agent and in the aggregate by all underwriters and agents;
•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and
•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or any selling securityholder, as applicable, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling securityholders, as applicable, or borrowed from us or the selling securityholders, as applicable, or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us or the selling securityholders, as applicable, in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and any selling securityholder, as applicable, do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and any selling securityholder, as applicable, do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we and/or any selling securityholder, as applicable, may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us and/or the selling securityholders, as applicable, against or contribution by us and/or the selling securityholders, as applicable, towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us and/or the selling securityholders, as applicable, in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling securityholders, as applicable, will authorize underwriters or other persons acting as agents to solicit offers by particular institutions to purchase securities from us and/or the selling securityholders, as applicable, at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (b) if the securities are being sold to underwriters, we and/or the selling securityholders, as applicable, shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz or such other counsel to be named in the prospectus supplement relating to such securities. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The financial statements and schedules as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. Our SEC filings are also available (free of charge) from our website at www.nationalmi.com. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 16, 2018;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed on March 30, 2017;
•	the description of our Class A common stock set forth in our registration statement on Form 8-A, filed on November 4, 2013, including any and all amendments and reports filed for the purpose of updating that description; and
•	any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part except as so modified, and any statement so superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

NMI Holdings, Inc.
2100 Powell Street
Emeryville, CA 94608
Attention: Investor Relations
(855) 530-6642

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.

Amount to be Paid
Registration fee	$(1)(2)
Printing	(1)
Legal fees and expenses	(1)
Trustee fees	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)
Total	(1)
(1)	These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act of 1933, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.
(2)	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933.
Item 15.	Indemnification of Directors and Officers

The Company is a Delaware corporation.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s second amended and restated certificate of incorporation provides for such limitation of liability.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of such person’s service as a director, officer, employee or agent of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in the Company’s second amended and restated certificate of incorporation or third amended and restated by-laws, the Company shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

In addition, the Company’s second amended and restated certificate of incorporation provides that the Company must indemnify its directors and officers to the fullest extent authorized by Delaware law. The Company is also expressly required to advance certain expenses to its directors and officers and may carry directors’ and officers’ insurance providing indemnification for its directors and officers for some liabilities. The Company believes that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The Company has also entered into indemnification agreements with certain of its directors and officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law, the Company’s second amended and restated certificate of incorporation and the Company’s third amended and restated by-laws, against any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with the Company’s approval and counsel fees and disbursements. The indemnification agreements also provide for the advancement or payment of expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Company’s second amended and restated certificate of incorporation and third amended and restated by-laws.

Item 16.	Exhibits and Financial Statement Schedules
(a)	The following exhibits are filed as part of this Registration Statement:
Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement for any offering of securities
2.1
Stock Purchase Agreement, dated November 30, 2011, between NMI Holdings, Inc. and MAC Financial Ltd. (incorporated herein by reference to Exhibit 2.1 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

2.2
Amendment to Stock Purchase Agreement, dated April 6, 2012, between NMI Holdings, Inc. and MAC Financial Ltd. (incorporated herein by reference to Exhibit 2.2 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.1
Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.2	Third Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 to our Form 8-K, filed on December 9, 2014)
4.3	Specimen Class A common stock certificate (incorporated herein by reference to Exhibit 4.1 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)
4.4
Registration Rights Agreement between NMI Holdings, Inc. and FBR Capital Markets & Co., dated April 24, 2012 (incorporated herein by reference to Exhibit 4.2 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.5
Registration Rights Agreement by and between MAC Financial Ltd. and NMI Holdings, Inc., dated April 24, 2012 (incorporated herein by reference to Exhibit 4.3 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.6
Registration Rights Agreement between FBR & Co., FBR Capital Markets LT, Inc., FBR Capital Markets & Co., FBR Capital Markets PT, Inc. and NMI Holdings, Inc., dated April 24, 2012 (incorporated herein by reference to Exhibit 4.4 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.7
Warrant No. 1 to Purchase Common Stock of NMI Holdings, Inc. issued to FBR Capital Markets & Co., dated June 13, 2013 (incorporated herein by reference to Exhibit 4.5 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

Exhibit Number	Description of Document
4.8
Form of Warrant to Purchase Common Stock of NMI Holdings, Inc. issued to former stockholders of MAC Financial Ltd. (incorporated herein by reference to Exhibit 4.6 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.9
Credit Agreement, dated November 10, 2015, between NMI Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 4.1 to our Form 8-K, filed on November 10, 2015)

4.10
Amendment No. 1, dated February 10, 2017, to the Credit Agreement dated November 10, 2015, between NMI Holdings, Inc., the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to our Form 8-K, filed on February 10, 2017)

4.11
Amendment No. 2, dated October 25, 2017, to the Credit Agreement dated November 10, 2015, between NMI Holdings, Inc., the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to our Form 8-K, filed on October 26, 2017)

4.12*	Form of Certificate of Designation with respect to any preferred stock (together with form of preferred stock certificate)
4.13*	Form of Deposit Agreement
4.14*	Form of Depositary Receipt
4.15*	Form of Warrant Agreement for warrants sold alone, including form of warrant
4.16*	Form of Warrant Agreement for warrants sold attached to equity securities, including form of warrant
4.17*	Form of Rights Agreement
4.18*	Form of Purchase Contract Agreement
4.19*	Form of Pledge Agreement
4.20*	Form of Unit Agreement
4.21*	Form of Unit Certificate
5.1+	Opinion of Wachtell, Lipton, Rosen & Katz
12+	Computation of and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
23.1+	Consent of BDO USA, LLP
23.2+	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
24+	Power of Attorney (included on the signature page)
*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.
+	Filed herewith.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement for any offering of securities
2.1
Stock Purchase Agreement, dated November 30, 2011, between NMI Holdings, Inc. and MAC Financial Ltd. (incorporated herein by reference to Exhibit 2.1 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

2.2
Amendment to Stock Purchase Agreement, dated April 6, 2012, between NMI Holdings, Inc. and MAC Financial Ltd. (incorporated herein by reference to Exhibit 2.2 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.1
Second Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.2	Third Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 to our Form 8-K, filed on December 9, 2014)
4.3	Specimen Class A common stock certificate (incorporated herein by reference to Exhibit 4.1 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)
4.4
Registration Rights Agreement between NMI Holdings, Inc. and FBR Capital Markets & Co., dated April 24, 2012 (incorporated herein by reference to Exhibit 4.2 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.5
Registration Rights Agreement by and between MAC Financial Ltd. and NMI Holdings, Inc., dated April 24, 2012 (incorporated herein by reference to Exhibit 4.3 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.6
Registration Rights Agreement between FBR & Co., FBR Capital Markets LT, Inc., FBR Capital Markets & Co., FBR Capital Markets PT, Inc. and NMI Holdings, Inc., dated April 24, 2012 (incorporated herein by reference to Exhibit 4.4 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.7
Warrant No. 1 to Purchase Common Stock of NMI Holdings, Inc. issued to FBR Capital Markets & Co., dated June 13, 2013 (incorporated herein by reference to Exhibit 4.5 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.8
Form of Warrant to Purchase Common Stock of NMI Holdings, Inc. issued to former stockholders of MAC Financial Ltd. (incorporated herein by reference to Exhibit 4.6 to our Form S-1 Registration Statement (Registration No. 333-191635), filed on October 9, 2013)

4.9
Credit Agreement, dated November 10, 2015, between NMI Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 4.1 to our Form 8-K, filed on November 10, 2015)

4.10
Amendment No. 1, dated February 10, 2017, to the Credit Agreement dated November 10, 2015, between NMI Holdings, Inc., the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to our Form 8-K, filed on February 10, 2017)

4.11
Amendment No. 2, dated October 25, 2017, to the Credit Agreement dated November 10, 2015, between NMI Holdings, Inc., the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (incorporated herein by reference to Exhibit 10.1 to our Form 8-K, filed on October 26, 2017)

4.12*	Form of Certificate of Designation with respect to any preferred stock (together with form of preferred stock certificate)
4.13*	Form of Deposit Agreement
4.14*	Form of Depositary Receipt
4.15*	Form of Warrant Agreement for warrants sold alone, including form of warrant
4.16*	Form of Warrant Agreement for warrants sold attached to equity securities, including form of warrant
4.17*	Form of Rights Agreement
4.18*	Form of Purchase Contract Agreement
4.19*	Form of Pledge Agreement

Exhibit Number	Description of Document
4.20*	Form of Unit Agreement
4.21*	Form of Unit Certificate
5.1+	Opinion of Wachtell, Lipton, Rosen & Katz
12+	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
23.1+	Consent of BDO USA, LLP
23.2+	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)
24+	Power of Attorney (included on the signature page)
*	To be filed by amendment as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.
+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NMI Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on February 26, 2018.

NMI HOLDINGS, INC.

By:	/s/ Bradley M. Shuster
Name:	Bradley M. Shuster
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of NMI Holdings, Inc. hereby severally constitutes and appoints Bradley M. Shuster and William J. Leatherberry, and each of them, as his or her true and lawful attorneys-in-fact and agents, in any and all capacities, with full power of substitution and resubstitution, to sign and file any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by NMI Holdings, Inc. pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
/s/ Bradley M. Shuster	Chairman and Chief Executive Officer (principal executive officer)	February 26, 2018
Bradley M. Shuster

/s/ Adam S. Pollitzer	Chief Financial Officer (principal financial officer)	February 26, 2018
Adam S. Pollitzer

/s/ Julie C. Norberg	Controller	February 26, 2018
Julie C. Norberg

/s/ Steven L. Scheid	Director	February 26, 2018
Steven L. Scheid

/s/ James G. Jones	Director	February 26, 2018
James G. Jones

/s/ Michael Montgomery	Director	February 26, 2018
Michael Montgomery

/s/ Michael Embler	Director	February 26, 2018
Michael Embler

/s/ James H. Ozanne	Director	February 26, 2018
James H. Ozanne

/s/ Regina Muehlhauser	Director	February 26, 2018
Regina Muehlhauser